UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2026

CAVA Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41721	47-3426661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14 Ridge Square NW, Suite 500
Washington, DC 20016
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 400-2920
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2026, the Board of Directors (the “Board”) of CAVA Group, Inc. (the “Company”) appointed Amiee Lynn Thomas to the Board. The Board also appointed Ms. Thomas to the Audit Committee and the Nominating, Governance and Sustainability Committee of the Board.
Ms. Thomas has more than three decades of leadership experience across specialty and department-store retail. As Chief Retail Officer of Ulta Beauty, she is responsible for store and services operations across more than 1,500 stores and over 60,000 associates, as well as real estate growth and development, store design, and loss prevention. Since joining Ulta Beauty in 2016, Ms. Thomas has held roles of increasing responsibility, including Chief Store Operations Officer and Chief Supply Chain Officer. Prior to Ulta Beauty, Ms. Thomas held leadership positions at JCPenney and Limited Brands across store operations, field leadership, and merchandising.
The Board has determined that Ms. Thomas qualifies as an independent director under the applicable rules of the New York Stock Exchange and the Company’s Corporate Governance Guidelines and meets the requirements for service on the Audit Committee. There is no arrangement or understanding between Ms. Thomas and any other persons pursuant to which Ms. Thomas was selected as a director. There are no transactions or relationships that require disclosure under Item 404(a) of Regulation S-K.
Ms. Thomas will be compensated for her service in accordance with the Company’s Non-Employee Director Compensation Policy, as described under “Director Compensation” in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 24, 2026 (the “Proxy Statement”). In connection with her appointment, the Company has entered into its standard indemnification agreement with Ms. Thomas, consistent with the description under “Indemnification Agreements with our Directors and Officers” in the Proxy Statement.
The Board also increased the size of the Board from eight to nine directors, effective on July 29, 2026, with Ms. Thomas appointed to fill the vacancy.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Directors and Officers.
99.1	Press release issued by CAVA Group, Inc. on August 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2026	CAVA Group, Inc.

	By:	/s/ Tricia Tolivar
	Name:	Tricia Tolivar
	Title:	Chief Financial Officer (duly authorized officer and principal financial officer)